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                                                                    EXHIBIT 99.1



                      II. VALUATION AND QUALIFYING ACCOUNTS



Allowance for Doubtful Accounts (in millions)

                                  Balance at              Additions                                               Balance at
                                 Beginning of            Charged to                                                 End of
                                    Period            Cost and Expenses         Deductions         Other            Period
                               ================================================================================================
December 31, 1999                    $ 20.7               $14.4(a)                 $2.9(b)         $ -             $ 31.5
                                                                                    0.7(c)
                               ================================================================================================
December 31, 1998                      17.4                 8.3(a)                  5.0(b)            -               20.7
                               ================================================================================================
December 31, 1997                      9.6                  2.4(a)                  3.5(b)          9.4(d)            17.4
                                                                                    0.5(c)
                               ================================================================================================


(a)  Provision charged to earnings.

(b)  Accounts written-off.

(c)  Adjustments from translating at current exchange rates.

(d)  Allowance acquired as part of the Coulter acquisition.